POWER OF ATTORNEY FOR SECTION 16 FILINGS
The undersigned does hereby make constitute and appoint Shankh Mitra and Matthew McQueen and each of them acting individually her true and lawful attorneys for the purposes hereinafter set forth.
References in this Power of Attorney to attorney-in-fact are to each of the persons named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein.
The undersigned hereby grants to the attorney-in-fact for the undersigned and in her name place and stead the power to:

(1)	prepare and submit to the U.S. Securities and Exchange Commission (the SEC)
a Form ID including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;
(2)	execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Welltower Inc. (the Company Forms 3 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder
(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto and file such form with the SEC and any stock exchange or similar authority and
(4)	take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-facts substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned are not assuming, nor is the Company assuming, any of the undersigners responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 1st day of September, 2020.

By:	Philip L. Hawkins
Name:	Philip L. Hawkins